Exhibit 99.1

TMX Finance LLC

First Quarter 2011 Earnings Conference Call

SAVANNAH, GA – May 24, 2011 – TMX Finance LLC, a leading consumer finance company, will hold its quarterly conference call to discuss First Quarter 2011 results on Tuesday, June 7, 2011, at 1:00 p.m. Eastern Time. The call may be accessed by dialing 866.699.3239; access code 796185001.

An audio recording of the quarterly conference call will be accessible via a clickable link on the Investor section of the Company’s web site within 24 hours following the call and will be available for 30 days. Go to www.titlemax.biz and click the “Investor” button.

The Company will file its Form 10-Q with the SEC on or about May 27, 2011. A copy of the filing will be posted to the Investor section of the Company’s web site shortly after filing with the SEC.

About TMX Finance LLC

TMX Finance LLC is a $400 million consumer finance company that originates and services automobile title loans through more than 650 stores in 11 states using its TitleMax, TitleBucks and EquityAuto Loan brands.

For additional information regarding the Company and the services it provides, visit the Company’s website located at http://www.titlemax.biz.

Investor Relations Contact

Investors@titlemax.biz